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                                                                    Exhibit 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports dated March 3, 2000, February 11, 1998 and January 30, 1998, relating to the financial statements of ENVOY Corporation, Professional Office Services, Inc. and XpiData, Inc., respectively, included in Healtheon/WebMD Corporation's Current Report on Form 8-K and to all references to our Firm included in this registration statement.


                                                        /s/ ARTHUR ANDERSEN LLP

     Nashville, Tennessee
     July 27, 2000